Exhibit 99.1

Azenta Reports Second Quarter Results for Fiscal 2024, Ended March 31, 2024

BURLINGTON, Mass., May 8, 2024 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the second quarter ended March 31, 2024.

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change
	2024	2023	2023	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$159	$154	$148	3%	7%
Organic growth					7%
Sample Management Solutions	$74	$79	$71	(6)%	4%
Multiomics	$62	$63	$62	(1)%	(0)%
B Medical Systems	$23	$13	$15	81%	51%

Diluted EPS Continuing Operations	$(2.47)	$(0.28)	$(0.03)	nm	nm
Diluted EPS Total	$(2.47)	$(0.28)	$(0.07)	nm	nm

Non-GAAP Diluted EPS Continuing Operations	$0.05	$0.02	$(0.06)	102%	184%
Adjusted EBITDA - Continuing Operations	$9	$5	$(2)	107%	493%
Adjusted EBITDA Margin - Continuing Operations	5.9%	3.0%	(1.6)%

Management Comments

“We saw continued momentum in the second quarter with strong organic revenue growth, and improved profitability as a result of our ongoing cost reduction and transformation initiatives,” stated Steve Schwartz, President and CEO. “This marks our fourth consecutive quarter of positive free cash flow. And as noted during our Investor Day in March, we are confident in our position and the market opportunity which we are uniquely positioned to capture.”

Second Quarter Fiscal 2024 Results

●	Revenue was $159 million, up 7% year over year. Organic revenue, which excludes the impacts from foreign exchange, was also up 7% year over year, with a nominal benefit from foreign exchange tailwinds. The year-over-year revenue increase was attributable to higher B Medical Systems (“B Medical”) and Sample Management Solutions revenues. The combined Sample Management Solutions and Multiomics business segments grew 2% on an organic basis. The Consumables and Instruments (“C&I”) product line remained a headwind to growth in the second quarter, largely attributable to instruments softness. Excluding the C&I product line, organic revenue grew 9% year-over-year.
●	Sample Management Solutions revenue was $74 million, up 4% year over year.
oOrganic revenue grew 3%, mainly driven by continued strength in large-automated Store Systems and Sample Repository Solutions, partially offset by a year-over-year revenue decline in the C&I product line. Excluding the C&I product line, the segment grew 8% on an organic basis.
●	Multiomics revenue was $62 million, flat year over year.
oOrganic revenue grew 1% year over year, primarily driven by growth in Gene Synthesis services, partially offset by a year-over-year decline in Sanger sequencing revenue.
●	B Medical Systems revenue was $23 million, up 51% year over year.
oOrganic revenue grew 49% year over year. The better-than-expected revenue in the quarter was mainly due to the materialization of additional cold chain solution orders received during the period.

Summary of GAAP Earnings Results

●	Operating loss was $147 million. Operating margin was (92.3%), compared to (8.7%) in the second quarter fiscal year 2023.
oGross margin was 39.8%, an improvement of 400 basis points year over year, mainly driven by higher revenue.
o	Operating expenses were $210 million, up 218% year over year, and included a $111.3 million non-cash goodwill impairment charge related to the B Medical segment and a $4.7 million non-cash intangible asset impairment charge related to the discontinuation of the sample sourcing product offering (a product line within the Sample Management Solutions segment), as well as costs for restructuring and transformation. The year-over-year increase was driven by the goodwill and intangible asset impairments, transformation costs, and higher restructuring costs, partially offset by a prior year one-time non-cash benefit of $17 million related to the reversal of the fair value of B Medical contingent consideration.
●	Other income included $9.6 million of net interest income versus $10.4 million in the prior year period.
●	Diluted EPS from continuing operations was ($2.47) compared to ($0.03) in the second quarter of fiscal year 2023.

Summary of Non-GAAP Earnings Results

●	Operating loss was $6 million. Operating margin was (3.6%), an improvement of 530 basis points year over year.
o	Gross margin was 44.3%, an improvement of 310 basis points year over year, mainly driven by higher revenue and operating efficiency.
o	Operating expense in the quarter was $76 million, up 3% year over year, primarily driven by the year-over-year increase in stock-based compensation and higher commissions expense in B Medical which offset the benefit from cost reduction actions.
o	Adjusted EBITDA was $9 million, and Adjusted EBITDA margin was 5.9%, an improvement of 750 basis points year over year.
●	Diluted EPS was $0.05, compared to ($0.06) one year ago.

Cash and Liquidity as of March 31, 2024

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $975 million.
●	Operating cash flow was $8 million in the quarter. Capital expenditures were $7 million, and free cash flow (cash flow from operations less capital expenditures) was $2 million.

Share Repurchase Program Update

●	In the second quarter, the Company repurchased 1.2 million shares for $73.9 million under a 10b5-1 trading program.
●	As of March 31, 2024, the Company repurchased 20.9 million shares of common stock for $1.025 billion under the 2022 Repurchase Authorization. In fiscal year 2024, the Company intends to complete the full capacity of the $1.5 billion share repurchase authorization announced in November 2022.

Guidance for Continuing Operations for Full Year Fiscal 2024

●	The Company is lowering revenue guidance for fiscal year 2024 while raising earnings guidance:
o	Total revenue is now expected to be in the range of $659 to $671 million due to the timing of B Medical revenue.
o	Total organic revenue in the range of down 1% to up 1% relative to fiscal year 2023.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points.
o	Non-GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.37.

Conference Call and Webcast

Azenta management will webcast its second quarter fiscal 2024 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, Participants may access the call using the following. online registration link. Registrants will receive confirmation containing dial in details and a unique conference call code for entry.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a perspective on the results of business operations, which the Company believes is comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey, and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue
Products	$59,017	$51,917	$112,410	$137,715
Services	100,117	96,484	201,041	189,052
Total revenue	159,134	148,401	313,451	326,767
Cost of revenue
Products	41,658	40,009	78,496	94,108
Services	54,091	55,156	110,058	105,558
Total cost of revenue	95,749	95,165	188,554	199,666
Gross profit	63,385	53,236	124,897	127,101
Operating expenses
Research and development	8,707	8,520	17,200	16,056
Selling, general and administrative	78,314	73,339	156,890	165,891
Impairment of goodwill and intangible assets	115,975	—	115,975	—
Contingent consideration - fair value adjustments	—	(17,145)	—	(17,145)
Restructuring charges	7,344	1,499	8,464	2,961
Total operating expenses	210,340	66,213	298,529	167,763
Operating loss	(146,955)	(12,977)	(173,632)	(40,662)
Other income
Interest income, net	9,565	10,394	19,646	21,059
Other income (expense), net	250	(2,668)	932	(1,523)
Loss before income taxes	(137,140)	(5,251)	(153,054)	(21,126)
Income tax benefit	(260)	(3,260)	(450)	(7,900)
Income (loss) from continuing operations	(136,880)	(1,991)	(152,604)	(13,226)
Loss from discontinued operations, net of tax	—	(2,936)	—	(2,936)
Net loss	$(136,880)	$(4,927)	$(152,604)	$(16,162)

Basic net loss per share:
Income (loss) from continuing operations	$(2.47)	$(0.03)	$(2.72)	$(0.19)
Loss from discontinued operations, net of tax	—	(0.04)	—	(0.04)
Basic net loss per share	$(2.47)	$(0.07)	$(2.72)	$(0.23)
Diluted net loss per share:
Income (loss) from continuing operations	$(2.47)	$(0.03)	$(2.72)	$(0.19)
Loss from discontinued operations, net of tax	—	(0.04)	—	(0.04)
Diluted net loss per share	$(2.47)	$(0.07)	$(2.72)	$(0.23)
Weighted average shares used in computing net loss per share:
Basic	55,440	69,111	56,078	70,858
Diluted	55,440	69,111	56,078	70,858

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31,	September 30,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$353,491	$678,910
Short-term marketable securities	468,220	338,873
Accounts receivable, net of allowance for expected credit losses ($6,844 and $8,057, respectively)	154,668	156,535
Inventories	122,351	128,198
Derivative asset	350	13,036
Short-term restricted cash	3,089	4,650
Prepaid expenses and other current assets	87,897	98,754
Total current assets	1,190,066	1,418,956
Property, plant and equipment, net	200,905	205,744
Long-term marketable securities	143,018	111,338
Long-term deferred tax assets	925	571
Operating lease right-of-use assets	69,662	66,580
Goodwill	681,140	784,339
Intangible assets, net	267,626	294,301
Other assets	10,155	3,891
Total assets	$2,563,497	$2,885,720
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$37,319	$35,796
Deferred revenue	38,323	34,614
Accrued warranty and retrofit costs	9,745	10,223
Accrued compensation and benefits	27,985	33,911
Accrued customer deposits	21,772	17,707
Accrued income taxes payable	10,706	7,378
Short-term operating lease liability	10,802	9,499
Accrued expenses and other current liabilities	46,347	61,800
Total current liabilities	202,999	210,928
Long-term tax reserves	377	380
Long-term deferred tax liabilities	62,267	67,301
Long-term operating lease liabilities	63,374	60,436
Other long-term liabilities	11,609	12,175
Total liabilities	340,626	351,220
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 68,464,925 shares issued and 54,614,041 shares outstanding at March 31, 2024, 71,294,247 shares issued and 57,832,378 shares outstanding at September 30, 2023	681	713
Additional paid-in capital	999,333	1,156,160
Accumulated other comprehensive loss	(41,728)	(62,426)
Treasury stock, at cost - 13,850,884 shares at March 31, 2024 and 13,461,869 shares at September 30, 2023	(223,820)	(200,956)
Retained earnings	1,488,405	1,641,009
Total stockholders' equity	2,222,871	2,534,500
Total liabilities and stockholders' equity	$2,563,497	$2,885,720

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(152,604)	$(16,162)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44,214	42,140
Impairment of goodwill and intangible assets	115,975	—
Non-cash write-offs of assets	6,966	—
Stock-based compensation	8,804	6,096
Contingent consideration adjustment	—	(17,145)
Amortization and accretion on marketable securities	(2,084)	(5,284)
Deferred income taxes	(9,456)	(20,843)
Purchase accounting impact on inventory	—	5,781
Loss on disposals of property, plant and equipment	260	31
Changes in operating assets and liabilities:
Accounts receivable	2,922	23,925
Inventories	7,975	(11,504)
Accounts payable	936	(5,677)
Deferred revenue	3,379	3,625
Accrued warranty and retrofit costs	(714)	622
Accrued compensation and tax withholdings	(6,153)	(21,797)
Accrued restructuring costs	1,454	820
Other assets and liabilities	12,913	(23,798)
Net cash provided by (used in) operating activities	34,787	(39,170)
Cash flows from investing activities
Purchases of property, plant and equipment	(18,746)	(21,705)
Purchases of marketable securities	(345,447)	(233,584)
Sales and maturities of marketable securities	190,504	728,171
Net investment hedge settlement	1,476	29,313
Acquisitions, net of cash acquired	—	(387,665)
Net cash provided by (used in) investing activities	(172,213)	114,530
Cash flows from financing activities
Payments of finance leases	(386)	(230)
Withholding tax payments on net share settlements on equity awards	—	(4,906)
Share repurchases	(186,834)	(500,000)
Net cash used in financing activities	(187,220)	(505,136)
Effects of exchange rate changes on cash and cash equivalents	4,721	60,355
Net decrease in cash, cash equivalents and restricted cash	(319,925)	(369,421)
Cash, cash equivalents and restricted cash, beginning of period	684,045	1,041,296
Cash, cash equivalents and restricted cash, end of period	$364,120	$671,875
Supplemental disclosures:
Cash paid for income taxes, net	5,008	35,286
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	March 31,	September 30,
	2024	2023
Cash and cash equivalents of continuing operations	$353,491	$678,910
Short-term restricted cash	3,089	4,650
Long-term restricted cash included in other assets	7,540	485
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$364,120	$684,045

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2024		December 31, 2023		March 31, 2023
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$(136,880)	$(2.47)	$(15,724)	$(0.28)	$(1,991)	$(0.03)
Adjustments:
Amortization of completed technology	6,373	0.11	5,627	0.10	4,901	0.07
Purchase accounting impact on inventory	—	—	—	—	2,912	0.04
Amortization of other intangible assets	6,654	0.12	6,862	0.12	7,509	0.11
Transformation costs (1)	4,446	0.08	41	0.00	10	0.00
Restructuring and restructuring related charges	7,344	0.13	1,120	0.02	1,499	0.02
Impairment of goodwill and intangible assets	115,975	2.09	—	—	—	—
Contingent consideration - fair value adjustments	—	—	—	—	(17,145)	(0.25)
Merger and acquisition costs and costs related to share repurchase (2)	426	0.01	4,321	0.08	19	0.00
Tax adjustments (3)	1,659	0.03	1,858	0.03	56	0.00
Tax effect of adjustments	(3,200)	(0.06)	(2,688)	(0.05)	(1,934)	(0.03)
Non-GAAP adjusted net income from continuing operations	$2,797	$0.05	$1,417	$0.02	$(4,164)	$(0.06)
Stock based compensation, pre-tax	5,602	0.10	3,202	0.06	3,991	0.06
Tax rate	15%	—	12%	—	15%	—
Stock-based compensation, net of tax	4,762	0.09	2,818	0.05	3,392	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$7,559	$0.14	$4,235	$0.07	$(772)	$(0.01)

Shares used in computing non-GAAP diluted net income per share	—	55,440	—	56,709	—	69,111

	Six Months Ended
	March 31, 2024		March 31, 2023
		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(152,604)	$(2.72)	$(13,226)	$(0.19)
Adjustments:
Amortization of completed technology	12,000	0.21	9,070	0.13
Purchase accounting impact on inventory	—	—	5,781	0.08
Amortization of other intangible assets	13,516	0.24	14,882	0.21
Transformation costs(1)	4,487	0.08	(55)	(0.00)
Restructuring and restructuring related charges	8,464	0.15	2,961	0.04
Impairment of goodwill and intangible assets	115,975	2.07	—	—
Contingent consideration - fair value adjustments	—	—	(17,145)	(0.24)
Merger and acquisition costs and costs related to share repurchase (2)	4,747	0.08	11,857	0.17
Indemnification asset release	—	—	(19)	(0.00)
Tax adjustments (3)	3,517	0.06	(1,380)	(0.02)
Tax effect of adjustments	(5,888)	(0.10)	(7,934)	(0.11)
Non-GAAP adjusted net income from continuing operations	$4,214	$0.08	$4,790	$0.07
Stock-based compensation, pre-tax	8,804	0.16	6,217	0.09
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	7,483	$0.13	5,284	0.07
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,697	$0.21	$10,074	$0.14

Shares used in computing non-GAAP diluted net income per share	—	56,078	—	70,858

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.
(2)	Includes expenses related to governance-related matters.
(3)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the six months ended March 31, 2024, exclude the impact of recording valuation allowance adjustments against U.S. deferred taxes in the amount of $0.7M. Tax adjustments for the quarter ended December 31, 2022, included a $1.3M increase to expense related to the exclusion of a benefit from an incentive tax rate change in China.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2024	2023	2023	2024	2023
GAAP net income (loss)	$(136,880)	$(15,724)	$(4,927)	$(152,604)	$(16,162)
Less: Income (loss) from discontinued operations	—	—	(2,936)	—	(2,936)
GAAP net income (loss) from continuing operations	(136,880)	(15,724)	(1,991)	(152,604)	(13,226)
Adjustments:
Less: Interest income, net	(9,565)	(10,081)	(10,394)	(19,646)	(21,059)
Add / Less: Income tax (benefit) expense	(260)	(190)	(3,260)	(450)	(7,900)
Add: Depreciation	9,321	9,377	9,549	18,698	18,189
Add: Amortization of completed technology	6,373	5,627	4,901	12,000	9,070
Add: Amortization of other intangible assets	6,654	6,862	7,509	13,516	14,882
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(124,357)	$(4,129)	$6,315	$(128,486)	$(44)

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2024	2023	2023	2024	2023
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(124,357)	$(4,129)	$6,315	$(128,486)	$(44)
Adjustments:
Add: Stock-based compensation	5,602	3,202	3,991	8,804	6,217
Add: Purchase accounting impact on inventory	—	—	2,912	—	5,781
Add: Restructuring and restructuring related charges	7,344	1,120	1,499	8,464	2,960
Add: Merger and acquisition costs and costs related to share repurchase(1)	426	4,321	19	4,747	11,857
Add: Impairment of goodwill and intangible assets	115,975	—	—	115,975	—
Less: Contingent consideration - fair value adjustments	—	—	(17,145)	—	(17,145)
Less: Transformation costs(2)	4,446	41	10	4,487	(55)
Less: Indemnification asset release	—	—	—	—	(19)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$9,436	$4,555	$(2,400)	$13,991	$9,552

(1)	Includes expenses related to governance-related matters.
(2)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Quarter Ended
Dollars in thousands	March 31, 2024		December 31, 2023		March 31, 2023
GAAP gross profit	$63,385	39.8%	$61,512	39.9%	$53,236	35.9%
Adjustments:
Amortization of completed technology	6,373	4.0	5,627	3.6	4,901	3.3
Purchase accounting impact on inventory	—	—	—	—	2,912	2.0
Transformation costs(1)	710	0.4	—	—	—	—
Non-GAAP adjusted gross profit	$70,468	44.3%	$67,139	43.5%	$61,049	41.1%

	Six Months Ended
Dollars in thousands	March 31, 2024		March 31, 2023
GAAP gross profit	$124,897	39.8%	$127,101	38.9%
Adjustments:
Amortization of completed technology	12,000	3.8	9,070	2.8
Purchase accounting impact on inventory	—	—	5,781	1.8
Transformation costs(1)	710	0.2	—	—
Non-GAAP adjusted gross profit	$137,607	43.9%	$141,951	43.4%

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	March 31,		December 31,		March 31,		March 31,		December 31,		March 31,
Dollars in thousands	2024		2023		2023		2024		2023		2023
GAAP gross profit	$32,943	44.4%	$33,272	42.1%	$27,544	38.8%	$27,721	44.6%	$28,471	45.4%	$27,003	43.4%
Adjustments:
Amortization of completed technology	1,027	1.4	816	1.0	933	1.3	1,040	1.7	1,039	1.7	1,226	2.0
Transformation costs(1)	359	0.5	—	—	—	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$34,329	46.3%	$34,088	43.1%	$28,477	40.1%	$28,761	46.2%	$29,510	47.1%	$28,229	45.4%

	B Medical Systems						Segment Total
	Quarter Ended						Quarter Ended
	March 31,		December 31,		March 31,		March 31,		December 31,		March 31,
Dollars in thousands	2024		2023		2023		2024		2023		2023
GAAP gross profit	$2,721	11.9%	$(231)	(1.8)%	$(1,311)	(8.7)%	$63,385	39.8%	$61,512	39.9%	$53,236	35.9%
Adjustments:
Amortization of completed technology	4,306	18.9	3,772	30.0	2,742	18.1	6,373	4.0	5,627	3.6	4,901	3.3
Purchase accounting impact on inventory	—	—	—	—	2,912	19.3	—	—	—	—	2,912	2.0
Transformation costs(1)	351	1.5	—	—	—	—	710	0.4	—	—	—	—
Non-GAAP adjusted gross profit	$7,378	32.4%	$3,541	28.1%	$4,343	28.7%	$70,468	44.3%	$67,139	43.5%	$61,049	41.1%

	Sample Management Solutions				Multiomics
	Six Months Ended				Six Months Ended
Dollars in thousands	March 31, 2024		March 31, 2023		March 31, 2024		March 31, 2023
GAAP gross profit	$66,215	43.2%	$59,579	40.7%	$56,192	45.0%	$54,719	44.4%
Adjustments:
Amortization of completed technology	1,843	1.2	1,362	0.9	2,079	1.7	2,441	2.0
Transformation costs(1)	359	0.2	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$68,417	44.7%	$60,942	41.6%	$58,271	46.6%	$57,160	46.3%

	B Medical Systems				Segment Total
	Six Months Ended				Six Months Ended
Dollars in thousands	March 31, 2024		March 31, 2023		March 31, 2024		March 31, 2023
GAAP gross profit	$2,490	7.0%	$12,803	22.5%	$124,897	39.8%	$127,101	38.9%
Adjustments:
Amortization of completed technology	8,078	22.8	5,265	9.2	12,000	3.8	9,070	2.8
Purchase accounting impact on inventory and contracts acquired	—	—	5,781	10.2	—	—	5,781	1.8
Transformation costs(1)	351	1.0	—	—	710	0.2	—	—
Non-GAAP adjusted gross profit	$10,919	30.9%	$23,849	41.9%	$137,607	43.9%	$141,951	43.4%

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.

	Sample Management Solutions			Multiomics			B Medical Systems
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2024	2023	2023	2024	2023	2023	2024	2023	2023
GAAP operating (loss) profit	$(3,005)	$(1,723)	$(7,221)	$(4,006)	$(4,489)	$(5,037)	$(5,810)	$(8,181)	$(9,021)
Adjustments:
Amortization of completed technology	1,027	816	933	1,040	1,039	1,226	4,306	3,772	2,742
Purchase accounting impact on inventory	—	—	—	—	—	—	—	—	2,912
Amortization of other intangible assets	52	51	212	—	—	—	—	—	—
Transformation costs(1)	359	—	—	—	—	—	351	—	—
Other adjustment	—	—	—	—	(1)	—	—	—	—
Non-GAAP adjusted operating (loss) profit	$(1,567)	$(856)	$(6,076)	$(2,966)	$(3,451)	$(3,810)	$(1,153)	$(4,409)	$(3,367)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2024	2023	2023	2024	2023	2023	2024	2023	2023
GAAP operating (loss) profit	$(12,821)	$(14,393)	$(21,279)	$(134,134)	$(12,284)	$8,302	$(146,955)	$(26,677)	$(12,977)
Adjustments:
Amortization of completed technology	6,373	5,627	4,901	—	—	—	6,373	5,627	4,901
Purchase accounting impact on inventory	—	—	2,912	—	—	—	—	—	2,912
Amortization of other intangible assets	52	51	212	6,602	6,811	7,297	6,654	6,862	7,509
Transformation costs(1)	710	—	—	3,736	41	10	4,446	41	10
Restructuring charges	—	—	—	7,344	1,120	1,499	7,344	1,120	1,499
Impairment of goodwill and intangible assets	—	—	—	115,975	—	—	115,975	—	—
Contingent consideration adjustment	—	—	—	—	—	(17,145)	—	—	(17,145)
Merger and acquisition costs and costs related to share repurchase (2)	—	—	—	426	4,321	19	426	4,321	19
Other adjustment	—	(1)	—	—	—	—	—	(1)	—
Non-GAAP adjusted operating (loss) profit	$(5,686)	$(8,716)	$(13,254)	$(51)	$9	$(18)	$(5,737)	$(8,707)	$(13,272)

	Sample Management Solutions		Multiomics		B Medical Systems
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023	2024	2023
GAAP operating (loss) profit	$(4,728)	$(10,697)	$(8,495)	$(9,518)	$(13,991)	$(9,475)
Adjustments:
Amortization of completed technology	1,843	1,362	2,079	2,441	8,078	5,265
Purchase accounting impact on inventory	—	—	—	—	—	5,781
Amortization of other intangibles	103	260	—	—	—	1,365
Transformation costs(1)	359	—	—	—	351	—
Other adjustment	—	—	(1)	—	—	—
Non-GAAP adjusted operating (loss) profit	$(2,423)	$(9,074)	$(6,417)	$(7,075)	$(5,562)	$2,936

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023	2024	2023
GAAP operating (loss) profit	$(27,214)	$(29,690)	$(146,418)	$(10,973)	$(173,632)	$(40,662)
Adjustments:
Amortization of completed technology	12,000	9,070	—	—	12,000	9,070
Purchase accounting impact on inventory	—	5,781	—	—	—	5,781
Amortization of other intangibles	103	1,624	13,413	13,257	13,516	14,882
Transformation costs(1)	710	—	3,777	(55)	4,487	(55)
Restructuring and restructuring related charges	—	—	8,464	2,960	8,464	2,961
Impairment of goodwill and intangible assets	—	—	115,975	—	115,975	—
Contingent consideration - fair value adjustments	—	—	—	(17,145)	—	(17,145)
Merger and acquisition costs and costs related to share repurchase (2)	—	—	4,747	11,857	4,747	11,857
Other adjustment	(1)	—	—	—	(1)	—
Non-GAAP adjusted operating (loss) profit	$(14,402)	$(13,213)	$(42)	$(99)	$(14,444)	$(13,312)

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan, and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process & systems re-design.
(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$74	$71	4%	$62	$62	(0)%	$23	$15	51%	$159	$148	7%
Acquisitions/divestitures	—	—	—%	—	—	—%	—	—	—%	—	—	—%
Currency exchange rates	1	—	(1)%	(1)	—	1%	0	—	(2)%	0	—	(0)%
Organic revenue	$73	$71	3%	$63	$62	1%	$23	$15	49%	$159	$148	7%

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Six Months Ended			Six Months Ended			Six Months Ended			Six Months Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$153	$146	5%	$125	$123	1%	$35	$57	(38)%	$313	$327	(4)%
Acquisitions/divestitures	1	—	(1)%	(0)	—	0%	—	—	—%	1	—	(0)%
Currency exchange rates	2	—	(1)%	—	—	—%	1	—	(2)%	2	—	(1)%
Organic revenue	$150	$146	2%	$125	$123	2%	$34	$57	(39)%	$310	$327	(5)%